Exhibit 99.1

Myseum Issues Letter to Shareholders Featuring Operational Progress, Technology Advancements and Strategic Roadmap

New “Picture Party by Myseum” next-gen social sharing platform with anti-AI protection technology expected to launch this fall

NEW BRUNSWICK, N.J., October 8, 2025 (GLOBE NEWSWIRE) – Myseum, Inc. (Nasdaq: MYSE) (“Myseum” or the “Company”), a privacy-first social media and technology company, today issued a shareholder letter by CEO Darin Myman detailing corporate progress, technology development, and the strategic roadmap for the new “Picture Party by Myseum” next-gen social sharing platform.

Dear fellow shareholders,

As we prepare for the launch of our new platform this fall, I want to take a moment to reflect on Myseum’s progress, share key developments, and reveal our plans for positioning our “Picture Party by Myseum” platform to capitalize on the widespread need for both content privacy and a new type of social sharing platform that solves challenges not addressed by current market offerings.

The past year was one of foundation-building at Myseum. Artificial intelligence continues to evolve as a game-changing global technology paradigm, but it also amplifies privacy and security risks based on data collection and inference. As a privacy-first technology company, it is important for us to adhere to our core philosophy of ensuring that photos and videos cannot be absorbed and used by the enormous AI information repositories. Myseum remains dedicated to protecting our privacy and control of information both before and after it is shared. With our latest technology advancements, we believe we are well positioned to begin generating revenue from our new next-gen social sharing platform in the near future from subscriptions, in-app purchases and advertising.

Myseum is making meaningful progress on several fronts I’ve outlined below.

Social Media Generative AI Privacy Concerns

Generative AI works by training artificial neural networks on massive datasets that often include information from active social media platforms. Our new platform uses encryption and proprietary privacy technology to keep your media content safe from becoming part of these massive datasets.

Next-Gen Social Sharing Platform “Picture Party by Myseum”

Launching this fall, our all-new “Picture Party by Myseum” introduces a fun, dynamic way for users to share photos and videos with friends, family, and groups—combining creativity, privacy, and secure connections at every gathering. Designed as an extension of the Myseum ecosystem, the new platform emphasizes ease-of-use while delivering a next-generation social experience. We recently acquired the URL pictureparty.com for an all-new dedicated website that will be an important cornerstone of our marketing, advertising and promotional campaigns.

“Pop-up Gala by Myseum”

Based on same technology as Picture Party, “Pop-Up Gala by Myseum” will be focused on formal occasions and experiences such as weddings, graduations, sporting events, concerts, and much more. This will be a subscription-based service for organizers of these types of events. We recently acquired the Popupgala.com URL for this new offering.

Marketing & Advertising

We recently announced a strategic partnership with creative agency Spitball to lead branding, advertising, and digital marketing for “Picture Party by Myseum” and manage the digital marketing campaign for the new platform We will be rolling out a new logo identity, website and branding for the platform just prior to launch.

Spitball is an independent, full-service creative agency born from the power of childhood curiosity to help category leaders and challenger brands find their fight to break free from lazy thinking. Cholula Hot Sauce, Orajel, Ortega, iCIMS, Rutgers Athletics, Arm & Hammer and Jon Bon Jovi Soul Kitchen are just a few of the clients who have benefitted from Spitball’s “Ideas that stick” and the uniquely immersive Spitball experience. The agency has won countless creative excellence awards and was named one of INC. magazine’s fastest growing companies.

Public Relations

We recently engaged Otter PR as Myseum’s public relations agency. Otter PR is a fast-growing, innovative, and creative company building thought leaders and businesses, and transforming brands into household names. As one of the top 100 PR agencies in the nation, Otter PR brings fresh content and perspectives to the table. They've been featured in Yahoo Finance, Forbes, Entrepreneur, and many more. Otter PR has received numerous accolades, including recognition as a Clutch #1 PR firm, a G2 #1 PR firm, an UpCity #1 PR firm, and one of O'Dwyer's Top PR firms.

Patent Portfolio

Myseum’s IP portfolio now includes 17 issued patents, 1 Notice of Allowance and several filed domestic and international patent applications.

Our team strongly believes that this is the most exciting time in our Company’s history. We believe our new social sharing platform solves many of the major problems and inconveniences of the current social media ecosystem. Our new product offers both a fun and functional platform to share personal media and heightened social privacy protection and security, and our marketing and public relations agencies are the right partners to brand “Picture Party by Myseum.” We see a clear path to success for both our Company as a pioneer in privacy and social media technology, and our fellow shareholders as valued partners in our future accomplishments.

Sincerely,

Darin Myman

CEO

Myseum, Inc

About Myseum, Inc.

Myseum, Inc. (formerly DatChat Inc.) is a privacy and social media technology company focused on innovative and creative user platforms. Its flagship platform is Myseum, is a next-gen social sharing platform that makes it easier to share your photos and videos both today, and for generations to come. Myseum allows you to create amazing albums, create special encrypted galleries with limited access, personalize your newsfeed and create collections from other Myseum's in your Galaxy. Your Free Myseum includes 50 GB of Free Timeless Storage, and many more features not mentioned. Additional storage is available for a one-time charge of $29.95 per 50 GB of Forever Storage. Myseum is currently available for both iOS and Android, with a desktop version planned for later this year.

Myseum's innovative social media platform brings a fresh and needed approach to digital media and content management, allowing users to create a digital legacy that makes it easier to share both today, and with future generations. Backed by patented technology and proprietary software, the multi-tiered social media ecosystem enables individuals, families, and other groups to store and share digital content such as messages, photos, videos, and documents within a highly secure and private family library.

The Company also operates the DatChat Messenger & Private Social Network, which presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient's device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened. Visit datchat.com and datchat.com/investors/management for more information.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at https://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

ir@datchats.com
800-658-8081

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